1 4th Quarter 2021 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 4th Quarter 2021 January 26, 2022

2 4th Quarter 2021 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. Cautionary statements

3 4th Quarter 2021 Unique relationship-based business model • Average C&I loans rose 10% and were at $1.8B at year-end as we enter a growth cycle. • Retail deposits are funding loan growth with average retail deposits up $300 million or 3 percent while their overall cost flat compared to the prior quarter. Strengthen mortgage Grow community banking Highly profitable operations • Adjusted return on assets of 1.4 percent and adjusted return tangible common equity 14.9 percent during 4Q21 on levels that contain significant excess capital. • Our current quarter earnings demonstrate the resilience of our portfolio of businesses despite less than 25% of our revenue coming from gain-on-sale. Positioned to thrive in any market • Our ability to generate significant excess capital provides flexibility and supports our future growth. • As rates rise - the community banking and servicing businesses are expanding as the mortgage business begins to come down from record levels – demonstrating our complementary business strategy. • Our diversified business model delivered as designed to provide solid results in a slowing mortgage market. • Our multi-channel origination platform produces strong returns in a volatile interest rate environment and shrinking mortgage market. • Mortgage NIE flat to same quarter last year, demonstrating our expense management discipline. Strategic highlights • Serviced accounts rose 3 percent in the quarter; as prepayments slow, account totals should rise faster. • Average custodial deposits increased in the quarter; as we accumulate more owned MSR, these balances will provide more funding at an overall lower cost. Award winning servicing business

4 4th Quarter 2021 1. References non-GAAP number. Please see reconciliations on pages 42 - 43. 2. Mortgage revenue is defined as net gain on sales of LHFS plus the net return on the MSRs. Strong earnings Growth in community banking and servicing • Strong C&I loan growth with average balances up 10% from last quarter and period end balances $400mm higher than Q4 averages. • Average retail deposits up $300mm from prior quarter, with the cost of total retail deposits staying flat at 0.11%. • Total loans serviced grew to 1.2 million loans, nearly $300bn of UPB, at period-end and provided $6.3bn of low-cost custodial deposits. Mortgage revenue Strong asset quality Robust capital position • Total risk based capital ratio at 15.9%, or 18.0% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the risk weightings of the assets that fully collateralized the loans. • Tier 1 leverage ratio at 10.5% and CET1 ratio at 13.2% reflecting strong capital generation. • Over $1.1bn of excess total risk-based capital over the minimum level needed to be considered well-capitalized. • Adjusted net income of $90mm, or $1.69 per diluted share, in 4Q21(1), a decrease of $66mm vs. 3Q21. • Grew TBV per share $1.12, or 2%, to $48.33(1) per share at 12/31/21, compared to $47.21(1) per share at 09/30/21. • Mortgage revenue(2) of $110mm, down $68mm vs. 3Q21 as margin compressed 48 basis points to 102 basis points and FOALs decreased seasonally $2.4bn. • Net return on MSR of $19mm, reflecting improved valuations of our MSR portfolio at quarter-end and favorable hedge results. The full year return was 6 percent, in the middle of our target return. • Asset quality strong as net charge-offs were 8 basis points. • Credit reserves of $170mm at 12/31/21, a $20mm decrease from 3Q21, with a coverage ratio of 1.3% of loans HFI, or 2.0% excluding warehouse loans. Financial highlights

# Quarterly income comparison

4th Quarter 2021

## $mm

| | 4Q21 | 3Q21 | $ Variance | % Variance |
|---|---|---|---|---|
| Net interest income | $181 | $195 | ($14) | (7%) |
| (Benefit) provision for credit losses | (17) | (23) | $6 | (26%) |
| Net interest income after PLL | 198 | 218 | ($20) | (9%) |
| Net gain on loan sales | 91 | 169 | (78) | (46%) |
| Loan fees and charges | 29 | 33 | (4) | (12%) |
| Loan administration income | 36 | 31 | 5 | 16% |
| Net return on mortgage servicing rights | 19 | 9 | 10 | N/M |
| Other noninterest income | 27 | 24 | 3 | 13% |
| Total noninterest income | 202 | 266 | (64) | (24%) |
| Compensation and benefits | 137 | 130 | 7 | 5% |
| Commissions and loan processing expense | 59 | 66 | (7) | (11%) |
| Other noninterest expenses | 89 | 85 | 4 | 5% |
| Total noninterest expense | 285 (1) | 281 (1) | 4 | 1% |
| **Income before income taxes** | **115** | **203** | **(88)** | **(43%)** |
| Provision for income taxes | 25 (1) | 47 (1) | (22) | (47%) |
| **Net income** | **$90** (1) | **$156** (1) | **($66)** | **(42%)** |
| **Diluted income per share** | **$1.69** (1) | **$2.90** (1) | **-$1.21** | **(42%)** |
| **Profitability** | | | | |
| Net interest margin | 2.96% | 3.00% | (4) bps | |
| Net interest margin, excl. LGG repurchase obligation(2) | 2.98% | 3.04% | (6) bps | |
| Net gain on loan sales / total revenue | 23.8% | 36.7% | -12.9% | |
| Fallout adjusted rate lock commitments (3) | $8,900 | $11,300 | ($2,400) | (21%) |
| Mortgage closings (3) | $10,700 | $12,500 | ($1,800) | (14%) |
| Net gain on loan sale margin, HFS | 1.02% | 1.50% | (48) bps | |

## Observations

### Net interest income

- Net interest income decreased $14 million
  - Net interest margin was 2.96%, a 4 bp decline as yields fell on our loans held-for-sale portfolio with a shift in product mix during the quarter
  - Average earning assets decreased $1.4 billion, or 5 percent, as LHFS average decreased $1.4 billion.
  - Average deposits increased 1% to $19.8 billion

### Noninterest income

Noninterest income decreased $64mm, or 24%
- Net gain on loan sale margin decreased 48 basis points, to 102 basis points, and FOALs down 21%.
- Net return on MSR was $19 million, by the improved valuation and hedge performance.
- Increases totaling $9 million in loan administration and other noninterest income

### Noninterest expense

- Noninterest expense increased $4mm, or 1%, on seasonally higher benefit costs and performance compensation
- The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.14 percent, flat to the same quarter in the prior year

1. Non-GAAP number, please see reconciliations on pages 42 - 43.
2. References non-GAAP number as it excludes the impact of $0.3 billion (3Q21) and $0.2 billion (4Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 42 - 43.
3. Rounded to the nearest hundred million

N/M = not meaningful

5
Flagstar Bancorp

6 4th Quarter 2021 3.09% 3.06% 3.12% 3.22% 3.18% 5.7 7.5 6.9 7.8 6.5 4.2 4.0 3.7 3.6 3.4 4.5 4.5 4.5 4.6 4.7 6.9 6.4 5.4 5.4 5.1 5.8 4.8 4.8 4.3 4.6 $27.1 $27.2 $25.3 $25.7 $24.3 4Q20 1Q21 2Q21 3Q21 4Q21 LHFS Consumer LHFI CRE and C&I Warehouse Other Average interest-earning assets & yields ($bn) 0.37% 0.31% 0.28% 0.25% 0.24% Average liabilities and rate ($bn) Warehouse- $5.1bn (EOP-12/31/21) CRE - $3.2bn (EOP-12/31/21) C&I - $1.8bn (EOP-12/31/21) Net interest income 11.5 11.8 11.7 12.2 12.3 9.5 8.2 7.4 6.9 7.5 2.8 4.0 3.6 4.1 2.7 0.6 0.4 0.4 1.0 0.4 $24.5 $24.5 $23.1 $24.2 $22.9 4Q20 1Q21 2Q21 3Q21 4Q21 Retail Deposits Other Deposits FHLB Borrowings LT Debt 37% 23% 21% 15% 4% LIBOR w/Floor = 0 LIBOR w/Floor > 0 Prime w/Floor = 0 Prime w/Floor > 0 Fixed Rate 5% 35% 50% 1% 8% 1% Fixed Rate LIBOR w/Floor > 0 LIBOR w/Floor = 0 Prime w/Floor > 0 Prime w/Floor = 0 Prime no Floor 2% 81% 14% 3% Fixed Rate LIBOR w/Floor > 0 Prime w/Floor > 0 Ameribor w/Floor > 0

7 4th Quarter 2021 232 227 163 178 110 48 42 37 33 29 25 27 28 31 36 27 28 24 24 27 $332 $324 $252 $266 $202 4Q20 1Q21 2Q21 3Q21 4Q21 Mortgage Revenue Loan Fees Loan Admin Other Noninterest income ($mm) 125 144 122 130 137 70 62 51 44 38 24 21 22 22 21 95 85 95 85 89 $314 $312 $290 $281 $285 4Q20 1Q21 2Q21 3Q21 4Q21 Comp & Benefits Commissions Loan Processing Other Noninterest expense ($mm)(1) • Noninterest income down $64mm, or 24% - Mortgage revenue decreased $68mm to $110mm, compared to the prior quarter, on seasonal volume declines and margin pressure. Net return on MSR was increased primarily due to improved valuation of MSR portfolio and favorable hedge performance. - Loan fees and charges decreased $4mm primarily due to a 15 percent decrease in mortgage loans closed. - Loan administration income increased $5mm, to $36 million. - Other noninterest income rose $4 million. Noninterest income • Noninterest expense up $10mm, or 4% - Mortgage expenses decreased $4mm to $121mm for the quarter. The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.14 percent, consistent with the same quarter in the prior year. - Non-mortgage expense increased $8mm reflecting an increase in salaries and benefits as we experienced seasonally higher medical costs and paid a seasonal bonus to team members not covered by the management incentive plan. Noninterest expense Noninterest income and expense 1. Non-GAAP number, please see reconciliations on pages 42 - 43.

8 4th Quarter 2021 NPLs and performing TDRs ($mm) 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 2. Excludes nonperforming loans held-for-sale Allowance coverage (% of loans HFI) 1.7% 1.8% 1.6% 1.3% 1.3% 3.2% 3.1% 2.6% 2.3% 2.0% 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Total Total excl. Warehouse Delinquencies(1) (% of loans HFI) Nonperforming loan and asset ratios Asset quality 0.57% 0.50% 0.67% 0.75% 1.16% 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 0.40% 0.45% 0.57% 0.70% 0.74% 0.34% 0.40% 0.53% 0.66% 0.70% 0.21% 0.23% 0.30% 0.37% 0.39% 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 NPA/LHFI & OREOs (2) NPL & TDRs/LHFI NPA/Total Assets (2) 36 36 33 34 22 38 42 55 58 62 18 18 19 35 32$92 $96 $107 $127 $116 12/31/2020 3/31/2021 6/30/2021 9/30/2020 12/31/2021 Performing TDRs Consumer NPLs Commercial NPL

9 4th Quarter 2021 CECL methodology - Forecast • Used 2-year forecasts as of December reflecting current economic conditions continuing to be impacted by COVID weighted; 40% base, 30% adverse and 30% growth. • Composite forecast contemplates unemployment ending 2021 at 5% and will continue to recover in 2022. • GDP continues to recover throughout 2022 and returns to pre-COVID levels in 2023. • HPI decreases slightly compared to 2021 year-end levels through the second quarter of 2022 before returning back to 2021 year-end levels by the third quarter of 2023. • CECL day 1 reserve (1/1/2020) was $140 million ($130 million ALL and $10 million unfunded) with a coverage ratio of 1.2% of loans HFI, or 1.5% when excluding warehouse loans. • Includes specific reserves at 12/31/21 of $21 million on two commercial nonaccruals totaling $32 million (remaining exposure of $11 million). Allowance for credit losses ($mm) Current Expected Credit Loss (“CECL”) 1. New loans and aging of existing portfolio 2. Changes to macro-economic variables and forecast scenarios 3. Changes to underlying credit conditions

10 4th Quarter 2021 Observations 4Q21 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 4Q21 10.5% 13.2% 14.4% 15.9% 3Q21 9.7% 12.0% 13.1% 14.6% Flagstar Bancorp Total Risk Based Capital Ratio • Estimated $500 million of excess capital above our internal target operating range for our regulatory capital ratios • Total risk based capital ratio of 15.9% o Total risk based capital ratio would have been 18.0% if the risk-weighting of warehouse loans were adjusted to 50% • Tier 1 leverage ratio ended the quarter at 10.5% o Over 800 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased Capital 11.2% 11.3%

11 4th Quarter 2021 DDA 21% Savings 21% MMDA 5% CD 4% Custodial 32% Government 11% Brokered 6% Deposits and Lending Portfolio and strategy overview • Flagstar gathers deposits from consumers, businesses and select governmental entities – Cost of total deposits(1) equal to 0.14%, down 1 basis point from 0.15% in 3Q21 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with governmental entities – Deposit growth of 1% with increases primarily in low cost DDA, savings, and custodial deposit balances. Total average deposits $19.8bn 1. Total deposits include noninterest bearing deposits. Total average LHFI $13.3bn Total: $19.8 bn 0.14% cost of total deposits(1) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $13.3bn during 4Q21 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors – Average loans declined $200 million, or 2 percent, due to seasonally lower warehouse balances and continued prepayments in mortgage loans. Growth in C&I loans partially offset these declines. 1st Mortgage 12% 2nds, HELOC & other 14%Warehouse 39% CRE 24% C&I 11% Total: $13.3 bn 3.63% LHFI yield

12 4th Quarter 2021 Commercial lending Diversified relationship-based approach Commercial Real Estate - $3.2bn (12/31/2021) Commercial & Industrial - $1.8bn (12/31/2021) Financial, insurance & real estate 57% Services 18% Manufacturing 15% Healthcare 5% Distribution 3% Government & education 1%Other 1% Warehouse - $5.0bn (12/31/2021)Overview • Warehouse lines with approximately 544 active relationships nationwide, of which approximately 54% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily relationships with Michigan based companies and national finance companies Warehouse Commercial Real Estate Commercial & Industrial Industry Collateral Breakdown Property type Agency & Conventional 61% Jumbo 14% Government 19% Non-QM 6% Home Building, 24% Multi Family, 17% Owner Occupied 13% Retail 9% Hotel/Motel 12% Office 7% Other, 18%

# Flagstar's one-stop-shop mortgage model

4th Quarter 2021

**Bank Synergies**

- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

**Sales – multi channel**

- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

**Secondary & Cap Markets**

- Pricing & Hedging
- Outlets
  - o Sales
  - o Securitizations
  - o Retain on B/S



Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

**Performing**

- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

**Default**

- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

**MSR Creation**

- Sale and retain subservicing
- Retain MSR
  - o Agency
  - o GNMA
- Protect asset

**Mortgage Ops**

- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

13 Flagstar Bancorp

14 4th Quarter 2021 36% 34% 49% 43% 51% 4.7 4.0 4.7 3.4 2.5 1.8 2.7 2.9 2.8 2.7 1.6 1.4 1.0 1.1 0.8 2.7 2.7 2.1 2.1 1.4 1.2 1.5 1.7 1.9 1.5 $12.0 $12.3 $12.4 $11.3 $8.9 4Q20 1Q21 2Q21 3Q21 4Q21 Correspondent Bulk Broker Distributed Retail Direct Lending 4.6 4.0 5.6 5.7 5.0 8.5 9.8 7.2 6.8 5.7 $13.1 $13.8 $12.8 $12.5 $10.7 1.14% 1.07% 1.03% 1.00% 1.14% 4Q20 1Q21 2Q21 3Q21 4Q21 Purchase originations Refinance originations Mortgage expense 10.2 10.2 9.1 9.4 7.3 2.4 2.5 2.4 2.0 1.9 0.5 1.1 1.3 1.1 1.5 $13.1 $13.8 $12.8 $12.5 $10.7 4Q20 1Q21 2Q21 3Q21 4Q21 Conventional Jumbo Government Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) $232 $227 $168 $169 $91 1.93% 1.84% 1.35% 1.50% 1.02% 4Q20 1Q21 2Q21 3Q21 4Q21 Gain on loan sale ($mm) Gain on sale margin (HFS) Closings by purpose and expense ratio ($bn) 33% 34% 34% 33% 36% Retail Mix % Mortgage originations Purchase Mix %

15 4th Quarter 2021 MSR / CET1 (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 151 161 139 125 137 868 921 975 1,007 1,033 1,085 1,148 1,182 1,203 1,234 4Q20 1Q21 2Q21 3Q21 4Q21 Serviced for Others Subserviced for Others Flagstar Loans HFI 2.6 8.9 5.4 2.6 2.6 1.2 1.2 $5.2 $4.0 $11.5 $6.6 $1.7 4Q20 1Q21 2Q21 3Q21 4Q21 Bulk Sales Flow Transactions 16% 20% 15% 14% 15% 4Q20 1Q21 2Q21 3Q21 4Q21 Average custodial deposits ($bn) $6.2 $7.2 $6.2 $8.5 $6.3 4Q20 1Q21 2Q21 3Q21 4Q21 Mortgage servicing

# Supporting consumer needs

4th Quarter 2021

## Consumer Forbearance as of 12/31/2021 (UPB in $mm)

| | Total Population | | Total Loans in Forbearance | | | |
|---|---|---|---|---|---|---|
| | UPB | Number of Accounts | UPB | Number of Accounts | % of UPB | % of Accounts |
| Subserviced for others [1] | 246,858 | 1,032,923 | 3,952 | 18,349 | 1.6% | 1.8% |
| Serviced for others | 35,074 | 137,243 | 517 | 2,175 | 1.5% | 1.6% |
| Subtotal | 281,932 | 1,170,166 | 4,469 | 20,524 | 1.6% | 1.8% |
| Serviced for own loan portfolio [2] | 8,793 | 63,426 | 218 | 1,156 | 2.5% | 1.8% |
| **Total loans serviced** | 290,725 | 1,233,592 | 4,687 | 21,680 | 1.6% | 1.8% |

- Significant decrease in new forbearance requests since middle of April 2020
- Proactive customer outreach to evaluate readiness to return to payment or need for further assistance
- Early stage delinquencies increased primarily reflecting borrowers that exited forbearance during the quarter. Actively working with these borrowers to provide a modification solution that will bring them current.
- Over 95 percent of the $0.2 billion of total loans in forbearance within the serviced for own loan portfolio relate to loans with government guarantees in forbearance that were repurchased and carry little credit risk

1. Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.
2. Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

16

Flagstar Bancorp

17 4th Quarter 2021Appendix Company overview 18 Community banking 21 Mortgage servicing 32 Mortgage originations 35 Financial performance 37 Capital and liquidity 39 Guidance 42 Non-GAAP reconciliation 43

18 4th Quarter 2021 Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $25.5bn of assets and $18.0bn of deposits • 205k household & over 29k business relationships Mortgage origination • 6th largest bank originator of residential mortgages ($49.8bn during twelve months ended December 31, 2021) • Scalable platform originating business in all channels and all 50 states including 83 retail home lending offices • More than 1,080 correspondent and more than 1,300 broker relationships Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $2.5bn(1) • Member of the Russell 2000 Index 1. Market capitalization as of January 25, 2022 2. Includes eight home lending offices located in banking branches. 83 Retail home lending Offices(2) 158 Flagstar Bank Branches Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.2 million loans as of December 31, 2021 • Efficiently priced deposits from escrow balances Flagstar at a glance COMPANY OVERVIEW

COMPANY OVERVIEW
4th Quarter 2021

# Flagstar has a strong executive team

**Board of Directors**
**John Lewis**
**Chairman**

**Sandro DiNello**
**President & CEO**

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

**Chief Audit Officer**
Meagan Belfinger

**Chief Human Resources Officer**
David Hollis

**Corporate Responsibility**
Beth Correa

**General Counsel**
Paul Borja

| Chief Financial Officer | Mortgage Banking and Servicing | Community Banking | Chief Risk Officer | Operations | Chief Information Officer |
|---|---|---|---|---|---|
| Jim Ciroli | Lee Smith | Reggie Davis | Steve Figliuolo | Karen Buck | Jennifer Charters |
| • CFO since 8/14<br>• More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp | • Since September 2020<br>• Previously COO for 7 years May 2013 – Aug 2020<br>• Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper<br>• Extensive expe-rience in financial management and operations | • More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia | • CRO since 6/14<br>• Over 40 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan | • Joined Flagstar in 1/21<br>• Over 30 years of experience in the financial services industry, most recently with TD Bank | • CIO since 6/18<br>• Over 25 years of IT and financial services experience with Ally Financial and Accenture |

19
Flagstar Bancorp

20 4th Quarter 2021 Risk management Best-in-class risk management platform with 274 FTEs(1) 1. Does not include 26 FTEs in internal audit as of 12/31/2021. Kristina Janssens Chief Compliance Officer Sandro DiNello President & CEO Board of Directors Steve Figliuolo Chief Risk Officer Risk Committee Enterprise Risk Committee 66 55 13 3 13 56FTEs Regulatory Affairs Chief Credit Officer QC / Appraisal Review MFIU Fraud Investigations Operational Risk Financial Crimes (BSA/AML) Compliance 9 Vendor Management 36 Information Security 23 COMPANY OVERVIEW

21 4th Quarter 2021 $107 $106 $115 $124 $123 $126 $138 $146 $152 $148 $168 $180 $189 $189 $183 $195 $181 $15.4 $15.4 $16.0 $16.8 $16.4 $16.3 $17.8 $19.0 $20.7 $21.2 $23.6 $24.3 $25.3 $25.4 $23.9 $25.3 $24.1 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Net interest income ($mm) Average earning assets ($bn) 2.76% 2.76% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% 2.98% 3.02% 3.06% 3.04% 2.98% ● Achieving earning asset growth while continuing to grow net interest income - Growth in net interest margin across time reflects migration to an increase in low cost deposit funding ● Transition to more stable net interest income Average earning assets and net interest income Higher net interest income is stabilizing earnings 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on pages 42 - 43. 2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), $1.8 billion (1Q21), $1.3 billion (2Q21), $0.4 billion (3Q21), and $0.2 billion (4Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 42 - 43. COMMUNITY BANKING CAGR 25% CAGR 30% Adjusted NIM: (1) (2)(2) (1) (2) (2)(2) (2) (2)(2)

COMMUNITY BANKING
4th Quarter 2021

# Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

## Michigan deposit share

| 2021 Rank Overall | Institution | Branches | Deposits as of 06/30/2021 ($mm) Total | Share | % YoY Change |
|---|---|---|---|---|---|
| 1 | JPMorgan Chase | 194 | $74,621 | 24% | 18% |
| 2 | Huntington | 415 | 39,892 | 13% | 0% |
| 3 | Comerica | 193 | 39,011 | 12% | 10% |
| 4 | Bank of America | 82 | 30,661 | 10% | 5% |
| 5 | PNC | 152 | 23,361 | 7% | 10% |
| 6 | Fifth Third | 182 | 21,862 | 7% | 1% |
| **7** | **Flagstar** | **114** | **17,579** | **6%** | **2%** |
| 8 | Citizens | 75 | 6,837 | 2% | 7% |
| 9 | Independent | 67 | 3,929 | 1% | 10% |
| 10 | Mercantile Bank Corp. | 39 | 3,676 | 1% | 12% |
| | **Top 10** | **1,513** | **$261,428** | **84%** | **8%** |

## Key Markets

| Market | Flagstar Deposits $mm | Flagstar Deposits % of total | Deposit mkt share | Median HHI | Proj HHI growth [5] | Proj pop growth [5] |
|---|---|---|---|---|---|---|
| Oakland County, MI[1] | $ 6,966 | 53.6% | 9.0% | $ 86,562 | 10.7% | 1.4% |
| Grand Rapids, MI MSA | 342 | 2.6% | 1.1% | 68,835 | 10.2% | 2.7% |
| Ann Arbor, MI MSA | 256 | 2.0% | 2.0% | 78,844 | 12.5% | 1.7% |
| Fort Wayne, IN[2] | 925 | 7.1% | 7.3% | 60,610 | 9.4% | 2.8% |
| Key Midwest Markets[3] | 8,490 | 65.3% | 6.4% | 82,786 | 10.6% | 1.6% |
| San Bernardino County, CA [4] | 760 | 5.8% | 1.0% | 60,922 | 12.8% | 3.6% |
| **National aggregate** | | | | **$ 67,761** | **9.0%** | **2.9%** |

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2021 and projections based on 2021 estimates; MI-based banks highlighted.

1. Oakland County data excludes $5.7bn of custodial deposits held at company headquarters.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
4. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
5. 2021–2026 growth rates

22 Flagstar Bancorp

23 4th Quarter 2021Community banking Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 10.0 10.0 9.9 10.0 10.3 1.6 1.8 1.8 2.0 2.0 8.5 7.2 6.2 6.1 6.3 $21.1 $20.0 $19.1 $19.4 $19.8 4Q20 1Q21 2Q21 3Q21 4Q21 Retail Government Custodial deposits Brokered deposits 1. Includes custodial deposits which are included as part of mortgage servicing. 2.6 2.7 2.8 2.7 3.4 4.7 4.7 5.0 4.9 5.4 10.4 10.7 10.7 10.9 11.8 $17.7 $18.1 $18.5 $18.5 $20.6 4Q20 1Q21 2Q21 3Q21 4Q21 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 1.5 1.5 1.5 1.4 1.5 3.1 3.0 3.1 3.2 3.3 6.9 6.4 5.4 5.4 5.1 $11.5 $10.9 $10.0 $10.0 $9.9 4Q20 1Q21 2Q21 3Q21 4Q21 Commercial and Industrial Commercial Real Estate Warehouse 2.3 2.1 1.9 1.7 1.6 1.9 1.9 1.8 1.9 1.8 $4.2 $4.0 $3.7 $3.6 $3.4 4Q20 1Q21 2Q21 3Q21 4Q21 Residential First Mortgages Other Consumer Loans COMMUNITY BANKING

COMMUNITY BANKING
4th Quarter 2021

# Commercial real estate portfolio detail

## Commercial Real Estate ($bn)

| | | NBV | | Commitment | %Utilization |
|---|---|---|---|---|---|
| Home Builder | $ | 0.8 | $ | 2.1 | 37.1% |
| Multi Family | | 0.5 | | 1.0 | 54.5% |
| Owner Occupied | | 0.4 | | 0.4 | 96.9% |
| Hotel/Motel | | 0.4 | | 0.4 | 85.6% |
| Retail | | 0.3 | | 0.3 | 87.4% |
| Senior Living Facility | | 0.3 | | 0.3 | 76.3% |
| Office | | 0.2 | | 0.3 | 91.5% |
| Industrial | | 0.1 | | 0.2 | 53.0% |
| Parking Garage/Lot | | 0.1 | | 0.1 | 99.8% |
| All Other | | 0.1 | | 0.3 | 33.0% |
| Total CRE | $ | **3.2** | $ | **5.4** | **58.3%** |

## Portfolio Characteristics

- Average LTV ~54% and DSC ~2.2%
- 60% LIBOR / 36% Prime Rate / 4% Fixed Rate
- 96% of portfolio has Prime and LIBOR rate floors at or greater than 0%
- Shared National Credits ~6% of portfolio

## State Breakdown (by collateral location)


Michigan
40%
Texas
10%
California
9%
Ohio
8%
Florida
7%
Other
26%

## Property Breakdown


Multi Family
18%
Owner
Occupied
13%
Hotel/Motel
12%
Retail
9%
Office
7%
Other
18%
Home
Building
23%

24
Flagstar Bancorp

25 4th Quarter 2021 Commercial & Industrial ($bn) Commercial and industrial portfolio detail Portfolio Characteristics State Breakdown COMMUNITY BANKING MI 30% NY 15% FL 15% CA 7% SC 7% OH 4% TX 3% PA 3% WI 1%IN 1% OTHER 14% • 85% LIBOR / 5% Fixed Rate / 10% Prime Rate • Approximately 95% of portfolio has Prime and LIBOR rate floors at or greater than 0% • Shared national credits ~47% of portfolio Industry Breakdown Financial, insurance & real estate 58% Services 18% Manufacturing 15% Healthcare 5% Distribution 3% Government & education 1%Other 1% NBV Commitment % Utilization Financial & Insurance 0.6$                  1.2$                  47.0% Services 0.3                    0.5                    65.5% Manufacturing 0.3                    0.4                    67.2% Home Builder Finance 0.3                    0.7                    40.6% Rental & Leasing 0.2                    0.4                    57.5% All Other 0.1                    0.2                    39.3% Total C&I 1.8$                  3.4$                  53.2%

26 4th Quarter 2021Allowance for credit losses COMMUNITY BANKING 1. Includes reserve for unfunded commitment of $19 million and $16 million at 09/30/21 and 12/31/2021, respectively. September 30, 2021 December 31, 2021 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 43 2.7% $ 40 2.6% Home Equity 15 2.3% 14 2.3% Other Consumer 33 2.7% 37 3.0% Total Consumer 91 2.6% 91 2.7% Commercial: Commercial Real Estate 47 1.5% 38 1.2% Commercial and Industrial 47 3.4% 36 2.0% Warehouse Lending 5 0.1% 5 0.1% Total Commercial 99 0.9% 79 0.8% Total Credit Reserve $ 190 1.3% $ 170 1.3% Total Credit Reserve Excluding Warehouse $ 185 2.3% $ 165 2.0%

27 4th Quarter 2021 $1.0 $1.1 $1.2 $1.1 29 22 17 17 1 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21  NCO  ($mm)  NCO Rate  (bps) 7.7 6.6 5.9 6.2 5.0 2.8 4.1 4.5 4.6 6.8 $10.5 $10.7 $10.4 $10.8 $11.8 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Outstandings Unfunded Commitments FBC warehouse loan commitments ($bn) Warehouse lending COMMUNITY BANKING Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance Report published on November 19, 2021, with balances as of September 2021 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Collateral Breakdown: Agency & Conventional 61.6% Government 18.5% / Jumbo 14.2% / Non-QM 5.7% YOY Rank Institution Growth Total Share 1 JPMorgan Chase 10% $23,000 16% 2 First Horizon 12% 11,642 8% 3 Flagstar 11% 10,876 7% 4 TIAA FSB 18% 10,400 7% 5 Truist Bank 18% 9,374 6% 6 Texas Capital -9% 8,528 6% 7 Merchants Bank 7% 8,500 6% 8 Wells Fargo -13% 6,100 4% 9 Western Alliance Bank 47% 5,561 4% 10 Customers Bank 6% 5,400 4% Top 10 9% $99,381 68% 3Q21 Net charge-offs 6 bps annual loss rate since 2006

28 4th Quarter 2021Home builder finance COMMUNITY BANKING Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We have direct relationships with 10 of the top 10 and do business with 63 of the top 100 builders nationwide (86 of the top 200) through December 2021. Home builder finance footprint Overview $786 $771 $843 $956 $1,041 $1,206 $1,231 $1,415 $1,451 $1,690 $1,992 $2,002 $2,258 $2,407 $2,731 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Unpaid principal balance Unused Tightening housing supply - 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 Existing home sales (mm) Months supply of existing homes for sale Source: Bloomberg (through 9/30/20) 1. Commitments are for loans classified as commercial real estate and commercial & industrial. (left axis) (right axis)

29 4th Quarter 2021 • 77 borrowers, average UPB of $13 million and average commitment of $17 million • Total SNC breakdown: C&I ~73% / CRE ~17% / Warehouse ~10% • No nonperforming loans as of 12/31/21 • Loans totaling $45 million are rated as special mention or substandard • Average UPB of ~$16 million per loan • Loans totaling $32 million of UPB classified as nonperforming • Loans totaling $48 million of UPB are rated as special mention or substandard • SNCs comprised $186 million of total leveraged loan UPB Leverage lending commentary Leverage lending and SNCs Shared national credits “SNCs” commentary Portfolio Composition - $0.3bn UPB (12/31/21) COMMUNITY BANKING Portfolio Composition - $1.0bn UPB (12/31/21) Manufacturing 44% Financials & Insurance 17% Services 32% Healthcare 5% Commodities 2% Services 34% Financials & Insurance 24% Rental & Leasing 18% Manufacturing 12% Warehouse 10% Other 2%

30 4th Quarter 2021 Commercial Exposure - $1.1 billion, 8.6% of LHFI $127 million / 7% of loans No loans in deferral $10 million in nonperforming loans Leisure & Entertainment Includes restaurants, churches, theatres, etc. $382 million / 2.9% of loans (13 loans) No loans in deferral or classified as nonperforming Hotel Marriott, Hilton, IHG and Hyatt flagship hotels comprise 80% of portfolio $212 million / 1.6% of loans (12 loans) No loans in deferral or classified as nonperforming Senior Housing Geographically diverse; facilities in 8 different metro areas. All have recourse to strong borrowers $56 million UPB / 3% of loans No loans in deferral or classified as nonperforming Automotive Manufacturing, automotive suppliers $84 million / 5% of loans No loans in deferral or classified as nonperforming Healthcare Hospitals, HMO Medical Centers $288 million / 2.2% of loans (45 loans) No loans in deferral or classified as nonperforming Retail ~ 100% in footprint; 73% are neighborhood centers or single-tenant properties Commercial & Industrial Loans Commercial Real Estate Loans COVID-19 impacted industry exposure

31 4th Quarter 2021COVID Impacted Sectors – CRE 62% 11% 17% 10% Neighborhood Centers Single Tenant Shopping Centers Other $288M as of December 31, 2021 ($mm) Hotel UPB(5) (as of December 31, 2021) ($mm) 11% 11%15% 63% Luxury Upper Upscale Upper Midscale Upscale 5. Classifications as determined by STR Chain Scales Retail Descriptions 1. Retail centers < 100,000 sq. ft. – generally anchored by grocery stores 2. Single Tenant – Pharmacies 75% 3. Power centers 4. Other – includes one regional mall with $16mm in UPB ~80% of balances are from Marriott, Hilton, IHG, and Hyatt flagged franchises Retail UPB (as of December 31, 2021) ($mm) $381M(1) (2) (3) (4) COMMUNITY BANKING

32 4th Quarter 2021 Freddie 33% Fannie 42% GNMA 23% Private 2% By Investor MSR portfolio MSR portfolio characteristics (% UPB)MSR portfolio statistics Measure ($mm) 9/30/2021 12/31/2021 Difference Unpaid principal balance $31,351 $34,766 $3,415 Fair value of MSR $340 $392 $52 Capitalized rate (% of UPB) 1.08% 1.12% 4 bps Multiple 3.351 3.580 0.229 Note rate 3.37% 3.31% (6) bps Service fee 0.31% 0.31% 0 bps Average Measure ($000) UPB per loan $252 $256 $4 FICO 731 734 3 Loan to value 73.42% 72.56% (64) bps Net return (loss) on mortgage servicing rights ($mm) $ Return 4Q20 1Q21 2Q21 3Q21 4Q21 Net hedged profit (loss) $3 $2 $4 $3 $7 Carry on asset 30 34 27 24 22 Run-off (34) (39) (28) (20) (18) EBO MSR Write-off - (2) (8) (7) (0) Gross return on the MSR ($) ($1) ($5) ($5) $0 $10 Sale transaction & P/L 1 5 0 (3) 1 Model changes - - - 12 8 Net return on the MSR ($) ($0) ($0) ($5) $9 $19 Average MSR ($) $347 $369 $396 $290 $358 Net return on the MSR (%) -0.2% 0.0% -4.9% 12.3% 20.5% MORTGAGE SERVICING 2021 58% 2020 21% 2019 7% 2018 & prior 14% By Vintage

33 4th Quarter 2021 ($mm) 4Q20 1Q21 2Q21 3Q21 4Q21 Net interest income Interest income (FTP) 8$ 6$ 5$ 6$ 6$ Interest expense on custodial deposits(1) (3) (2) (2) (2) (2) Total net interest income 5 4 3 4 4 Noninterest income(2) Service fee income 37 36 36 36 42 Ancillary fee income 23 18 19 20 18 Late fee income 2 4 4 4 3 Total noninterest income 62 58 59 60 63 Noninterest expense(3) (47) (46) (45) (47) (47) Earnings before Tax 20$ 16$ 17$ 17$ 20$ Average Custodial Deposits ($bn) 8.5$ 7.2$ 6.2$ 6.3$ 6.3$ Average Loans Serviced for Others (000's) 1,095 1,117 1,165 1,192 1,218 Servicing Servicing Profitability MORTGAGE SERVICING 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations.

MORTGAGE SERVICING
4th Quarter 2021

# Loans with government guarantees (LGG)

## LGG end of period balance ($mm)


Repurchased Loans
Loans Eligible for Repurchase
$2,516
1,850
666
$2,457
1,780
677
$2,226
989
1,237
$1,945
163
1,782
$1,650
200
1,450
12/31/2020
03/31/2021
06/30/2021
09/30/2021
12/31/2021

## GNMA MSR UPB end of period ($mm)


$12,162
$10,592
$8,724
$7,052
$6,769
12/31/2020
03/31/2021
06/30/2021
09/30/2021
12/31/2021

## LGG Overview

General Overview

- GNMA Loans are eligible to be repurchased, at our option, after no payment has been made for 90 days (whether due to delinquency or forbearance). When eligible to be repurchased, accounting rules require us to record a loan and a related liability.
- Loans eligible to be repurchased are limited to GNMA loans for which we own the MSR; not eligible to repurchase loans we are subservicing
- Prior to repurchasing the loan, no interest is earned, we continue to make advances and there is limited credit risk
- All LGG loans, including loans eligible to be repurchased, are a 20% risk-weighted asset
- Drag on capital ratios and NIM due to inflated balances created by loans eligible for repurchase

Impact/Opportunity

- $0.2 billion GNMA loans (3%) are in forbearance as of 12/31/2021, of which $0.2 billion are recognized on the balance sheet
- Repurchased approximately $69 million of eligible GNMA forbearance loans during Q4 which resulted in an $0.3 million write off (loss) of the associated MSR in 4Q21 ($7.4 million impact in 3Q21)
- We anticipate the loans on our balance that have been repurchased, or will be in the future, will be re-securitized for expected gains of approximately $50+ million[(1)] over the course of future quarters.

1) See cautionary statements on slide 2 related to forward-looking statements, as estimate does not include the potential impact of purchase accounting adjustments resulting from the previously announced, and currently pending merger.

34

35 4th Quarter 2021 • 2.7% market share with #9 national ranking(1) • More than 1,080 correspondent partners • Top 10 relationships account for 13% of overall correspondent volume • Warehouse lines with 306 correspondent relationships MORTGAGE ORIGINATIONS Residential mortgage originations by channel ($bn) BrokerCorrespondent Retail 5.0 4.9 4.3 4.3 3.0 1.6 2.5 3.1 3.0 2.9 4Q20 1Q21 2Q21 3Q21 4Q21 Other Bulk $6.6 $7.4 $7.4 $7.3 $5.9 $2.2 $1.7 $1.1 $1.1 $1.0 4Q20 1Q21 2Q21 3Q21 4Q21 Broker • 0.7% market share with #16 national ranking(1) • 1,347 broker relationships • Top 10 relationships account for 16% of overall brokerage volume 1. Data source: As reported by Inside Mortgage Finance for published 9/30/2021. • 83 retail locations in 28 states • Direct Lending is 52% of retail volume National distribution through multiple channels 3.2 3.0 2.4 2.1 1.8 1.1 1.6 1.9 2.0 2.0 $4.3 $4.6 $4.3 $4.1 $3.8 4Q20 1Q21 2Q21 3Q21 4Q21 Distributed Retail Direct Lending

36 4th Quarter 2021 1. 4 2. 1 2. 3 1. 7 1. 4 1. 6 1. 6 3. 2 2. 5 2. 0 3. 9 4. 7 6. 2 4. 3 4. 5 3. 9 3. 3 2. 0 2. 6 2. 2 1. 8 2. 5 2. 2 1. 5 1. 9 2. 3 1. 9 1. 8 2. 3 4. 3 4. 4 3. 1 2. 8 2. 4 19 91 19 92 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 F 20 22 F 20 23 F 20 24 F $ in tr ill io ns Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market MORTGAGE ORIGINATIONS Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (1/19/2022), Freddie Mac (1/21/2022) and MBA (12/21/2021). 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2021 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2021 = 100). U.S. residential mortgage origination market (historical and projected volumes) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.9 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.7 2.3 4.3 4.4 3.1 2.9 2.5 1.1 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.3 4.1 5.4 3.8 4.0 3.5 3.0 1.9 2.4 2.0 1.7 2.3 2.1 1.4 1.8 2.2 1.9 1.7 2.3 4.3 4.4 3.1 2.9 2.5 1.4 2.1 2.3 1.7 1.4 1.6 1.6 3.2 2.5 2.0 3.9 4.7 6.2 4.3 4.5 3.9 3.3 2.0 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.3 4.3 4.4 3.1 2.8 2.4 Nominal ($) Real(1)($) Adj(2)($)

37 4th Quarter 2021 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Financial performance Revenue Composition and Earnings Metrics Revenue (millions) Twelve Months Ended Dec 31, 2020 Twelve Months Ended Dec 31, 2021 Percentage of Revenue Percentage Increase Community Banking 631$ 666$ 38% 6% Mortgage Servicing 235 255 14% 9% Subtotal 866 921 52% 6% Mortgage Origination 1,240 971 54% -22% Other (96) (101) -6% 5% Total 2,010$ 1,791$ 100% -11% Financial Metrics Adjusted Diluted Earnings per Share 9.52$ 10.60$ 11.3% Adjusted Return on Average Assets 2.0% 2.0% 1 bps Adjusted ROATCE 29.0% 25.3% (375) bps FINANCIAL PERFORMANCE 1. Non-GAAP number for 2020 and 2021. Please see reconciliations on pages 42 - 43. (1) (1) (1)

38 4th Quarter 2021 165 164 159 156 164 149 148 131 125 121 $314 $312 $290 $281 $285 1.14% 1.07% 1.03% 1.00% 1.14% 4Q20 1Q21 2Q21 3Q21 4Q21 Non-Mortgage NIE Mortgage NIE Mortgage expense (3) 236 217 208 200 208 290 296 226 260 176 $526 $513 $434 $460 $384 4Q20 1Q21 2Q21 3Q21 4Q21 Non-Mortgage Revenue Mortgage Revenue Quarterly noninterest expense ($mm) and efficiency ratio $314 $312 $290 $281 $285 60% 61% 67% 61% 74% 4Q20 1Q21 2Q21 3Q21 4Q21 Noninterest expense Efficiency ratio (4) (4) Quarterly results Quarterly revenue ($mm) Quarterly adjusted noninterest expense ($mm) (1) (2) (1) (2) 1. Includes Servicing segment 2. Includes direct allocations. 3. As a percentage of that period’s close volume 4. Non-GAAP number for 1Q21, 2Q21, 3Q21, and 4Q21. Please see reconciliations on pages 42 - 43. FINANCIAL PERFORMANCE

39 4th Quarter 2021Balance sheet composition CAPITAL AND LIQUIDITY 4% Other liabilities 1% Other long-term debt Liabilities & Equity 4Q21 average balance sheet (%) Assets Attractive relationship lending with very low delinquencies Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~63% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 8% Other assets 19% Warehouse loans 20% Loans held-for-sale 27% Commercial loans and Other LHFI (1) Efficiently funds loans held-for-sale and warehouse loans 53% Deposits excluding custodial deposits 13% FHLB borrowings 11% Equity 18% Custodial deposits 12% Mortgage loans held-for-investment 8% Agency MBS 4% Cash 2% MSR 1) Other LHFI includes home equity and other consumer loans.

CAPITAL AND LIQUIDITY

4th Quarter 2021

# Liquidity and funding

## Adjusted HFI loan-to-deposit ratio[1]


70%
66%
64%
60%
61%
4Q20
1Q21
2Q21
3Q21
4Q21

## Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
24%
16%
8%
3Q21
23%
14%
8%
4Q21

## Commentary

- Flagstar has invested significantly in building its Community Banking business, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.7 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on pages 42 - 43.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

40

Flagstar Bancorp

41 4th Quarter 2021 • Flagstar’s net interest income remains asset sensitive and stable Earnings at Risk* * All shocks are parallel and instantaneous Interest rate risk CAPITAL AND LIQUIDITY Scenario Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 +300 Shock 47.1% 46.3% 40.1% 40.0% 40.0% +200 Shock 31.3% 31.2% 26.7% 26.4% 27.0% +100 Shock 16.1% 15.4% 13.3% 13.1% 13.5% Base - - - - - % Change

42 4th Quarter 2021 Adjusted ROA, ROE and ROTCE 12 Months ended December 31, 2021 12 Months ended December 31, 2020 Return on Average Assets 1.9% 2.0% Adjustment to remove DOJ benefit (net of tax) 0.1% 0.0% Adjustment for CEO SERP 0.0% 0.0% Adjustment for merger costs 0.1% 0.0% Adjusted return on average assets 2.0% 2.0% Return on average tangible common equity 22.9% 29.0% Adjustment to remove DOJ benefit (net of tax) 1.8% 0.0% Adjustment for CEO SERP -0.5% 0.0% Adjustment for merger costs 1.0% 0.0% Adjusted return on tangible commmon equity 25.3% 29.0% As of December 31, 2021 As of September 30, 2021 Total stockholders' equity 2,718$ 2,645$ Goodwill and intangible assets 147 149 Tangible book value 2,571$ 2,496$ Number of common shares outstanding 53,197,650 52,862,383 Tangible book value per share 48.33$ 47.21$ As of December 31, 2021 As of September 30, 2021 As of June 30, 2021 As of March 31, 2021 As of December 31, 2020 Average LHFI 13,314$ 13,540$ 13,688$ 14,915$ 15,703$ Less: Average warehouse loans 5,148 5,392 5,410 6,395 6,948 Adjusted average LHFI 8,166$ 8,148$ 8,278$ 8,520$ 8,755$ Average deposits 19,816$ 19,686$ 19,070$ 20,043$ 21,068$ Less: Average custodial deposits 6,309 6,180 6,188 7,194 8,527 Adjusted average deposits 13,507$ 13,506$ 12,882$ 12,849$ 12,541$ HFI loan-to-deposit ratio 67.2% 68.8% 71.8% 74.4% 74.5% Adjusted HFI loan-to-deposit ratio 60.5% 60.3% 64.3% 66.3% 69.8% Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio Adjusted HFI Loan-to-Deposit Ratio Non-GAAP reconciliation NON-GAAP RECONCILIATION $mm

43 4th Quarter 2021Non-GAAP reconciliation (continued) NON-GAAP RECONCILIATION $mm 12 Months ended December 31, 2021 3 Months ended December 31, 2021 3 Months ended September 30, 2021 3 Months ended December 31, 2018 Net interest income 152$ Adjustment to remove hedging gains (29) Adjusted net interest income 123$ Noninterest expense 1,213$ 291$ 286$ Adjustment to remove DOJ settlement expense 35 - - Adjustment for former CEO SERP agreement (10) - - Adjustment for merger costs 20 6 5 Adjusted noninterest expense 1,168$ 285$ 281$ Income before income taxes 690$ 109$ 198$ Adjustment to remove DOJ settlement expense 35 - - Adjustment for former CEO SERP agreement (10) - - Adjustment for merger costs 20 6 5 Adjusted income before income taxes 735$ 115$ 203$ Provision for income taxes 157$ 24$ 46$ Adjustment to remove DOJ settlement expense (8) - - Adjustment for former CEO SERP agreement 2 - - Adjustment for merger costs (4) (1) (1) Adjusted provision for income taxes 167$ 25$ 47$ Net Income 533$ 85$ 152$ Adjusted net income 568$ 90$ 156$ Weighted average common shares outstanding 52,792,931 52,867,138 52,862,288 Weighted average diluted common shares 53,519,086 53,577,832 53,659,422 Adjusted basic earnings per share 10.75$ 1.71$ 2.94$ Adjusted diluted earnings per share 10.60$ 1.69$ 2.90$ Adjusted Total Revenues and Noninterest Expense 3 Months ended Dec 31, 2021 3 Months ended Sep 30, 2021 3 Months ended Jun 30, 2021 3 Months ended Mar 31, 2021 3 Months ended Dec 31, 2020 3 Months ended Sep 30, 2020 3 Months ended Jun 30, 2020 3 Months ended Dec 31, 2018 Net interest margin 2.96% 3.00% 2.90% 2.82% 2.78% 2.78% 2.86% 3.70% Hedging gains 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% -0.71% Adjustment for LGG 0.02% 0.04% 0.16% 0.20% 0.20% 0.16% 0.02% 0.00% Adjusted net interest margin 2.98% 3.04% 3.06% 3.02% 2.98% 2.94% 2.88% 2.99% Adjusted Net Interest Margin